UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2014

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 792-7400

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 22, 2014, Air Methods Corporation (the “Company”) issued a press release providing an update on anticipated financial results for the quarter ended September 30, 2014 (the “Press Release”).  The information set forth below supplements the financial and operational results included in the Press Release.

Collection Percentage from Private Insurers

As noted in the Press Release, collections as a percentage of gross charges from private insurers decreased from 74.6% in the third quarter of 2013, to 73.5% in the third quarter of 2014.  The 1.1% decrease in collection percentage from the prior-year quarter is entirely attributable to a shift of transports from higher paying insurers to lower paying insurers. Specifically, there was an increase in transports covered by government-sponsored private insurance plans, which pay below our average collection percentage and do not participate proportionately in price increases.

Collections as a percentage of gross charges from private insurers decreased from 74.5% in the second quarter of 2014, to 73.5% in the third quarter of 2014.  Seventy percent (70%) of the 1.0% decrease in collection percentage from the second quarter of 2014 is attributable to lower collection rates from certain private insurers and government-sponsored private insurance plans.  These particular private insurers and government-sponsored private insurance plans contributing to lower collection rates represent 22% of total gross charges for privately-insured patients. The remainder of the decrease (30%) was attributable to a shift in transports from higher paying insurers to lower paying insurers.

Collection rate percentage of gross charges since the first quarter of 2013 with, and without, one particular government-sponsored private insurance plan, is as follows:

	1st Q 2013	2nd Q 2013	3rd Q 2013	4th Q 2013	1st Q 2014	2nd Q 2014	3rd Q 2014
Historical Private Insurance Collection Rate	75.3%	74.5%	74.6%	74.9%	74.8%	74.5%	73.5%
Historical Private Insurance Collection Rate Excluding One Government- Sponsored Private Insurance plan	75.8%	76.1%	76.6%	77.2%	77.6%	77.7%	76.8%
***The above collection rate percentages are for collections related to twelve months of transports aged twelve months.

Other Information

The following information also serves as a supplement to the Press Release:

•	True-Up: During the third quarter of 2014 and 2013, the Company recorded a positive “true-up” of $419 and $457, respectively, per transport related to a higher payer mix for the second quarter of 2014 and 2013, respectively, than was originally recorded.

•	Payer Mix:

	3rd Q 2014	3rd Q 2013
Private Insurance Carriers	32.6%	34.2%
Medicare	32.4%	31.7%
Medicaid	23.6%	20.1%
Self-Pay Patients	11.4%	14.0%
***The above payer mix percentages are aged 3 months.

•	Government-Sponsored Private Insurance Plans: In both the second and third quarters of 2014, government-sponsored plans accounted for approximately 10% of private insurance transports.

•	Same-Base Transports:

	3Q 2014		3Q 2013
Month
	Transports	Weather Cancellations	Transports	Weather Cancellations
July	4,781	1,250	4,623	1,796
August	4,747	1,628	4,791	1,402
September	4,340	1,534	4,829	1,155

•	2014 Monthly Net Revenue Per Transport:

Month	Net Revenue Per Transport
July	$12,245
August	$11,663
September	$12,002

Item 7.01	Regulation FD Disclosure

The disclosure provided in Item 2.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 7.01.

The information contained in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall information be deemed incorporated by reference in any registration statement, proxy statement, or other report filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless the Company specifically incorporates that information into those documents by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: October 23, 2014	By:	/s/ Crystal L. Gordon
Crystal L. Gordon, General Counsel and Secretary